SEVENTH AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made and entered into as of the 23rd day of January, 2008, among PSS World Medical, Inc., a Florida corporation (“PSS”), Gulf South Medical Supply, Inc., a Delaware corporation (“Gulf South”), Physician Sales & Service Limited Partnership, a Florida limited partnership (“PSS LP”), and WorldMed Shared Services, Inc., a Florida corporation (“WorldMed”; PSS, Gulf South, PSS LP and WorldMed are referred to hereinafter each individually as a “Borrower” and collectively as “Borrowers”), PSS Holding, Inc., a Florida corporation (“PSS Holding”), PSS Service, Inc., a Florida corporation (“PSS Service”), Physician Sales & Service, Inc., a Florida corporation (“Physician Sales & Service”), ProClaim, Inc., a Tennessee corporation (“ProClaim”), Ancillary Management Solutions, Inc., a Tennessee corporation (“Ancillary”), and ThriftyMed, Inc., a Florida corporation (“ThriftyMed”; PSS Holding, PSS Service, Physician Sales & Service, ProClaim, Ancillary and ThriftyMed are referred to hereinafter each individually as a “Guarantor” and collectively as “Guarantors”), the Lenders party to this Amendment (the “Lenders”), and Bank of America, N.A., as Agent for the Lenders (the “Agent”).

W I T N E S S E T H :

WHEREAS, Borrowers, Guarantors, Lenders and Agent entered into that certain Amended and Restated Credit Agreement dated as of May 20, 2003, pursuant to which the Lenders agreed to make certain loans to Borrowers (as amended, modified, supplemented and restated from time to time, the “Credit Agreement”); and

WHEREAS, Borrowers, Guarantors, Lenders and Agent desire to enter into this Amendment for the purpose of amending the Credit Agreement in certain respects.

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.     All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the Credit Agreement.

2.	The Credit Agreement is hereby amended as follows:

(a)       By deleting Section 2.6 of the Credit Agreement and replacing it with the following in lieu thereof:

2.6       Letter of Credit Fees. On the first day of each month and on the Termination Date, the Borrowers agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, a fee (the “Letter of Credit Fee”) equal to the Applicable Margin in effect with respect to Letter of Credit Fees, on a per annum basis, multiplied by the average daily undrawn amount of Letters of Credit outstanding during the immediately preceding month. The Letter of Credit

Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Borrowers also agree to pay to the Agent, for the benefit of the Letter of Credit Issuer, a fronting fee of one-quarter of one percent (0.25%) of the face amount of each Letter of Credit upon the issuance thereof, and to pay to the Letter of Credit Issuer all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit.

(b)       By deleting from Section 12.11 of the Credit Agreement the words “$5,000,000 during each Fiscal Year, with the prior written authorization of the Required Lenders” and by substituting in lieu thereof the following: “ $5,000,000 during each Fiscal Year”.

(c)       By deleting the definition of “Applicable Margin” in Annex A to the Credit Agreement and replacing it with the following:

“Applicable Margin” means: (i) with respect to Base Rate Loans and the principal amount of all other Obligations (other than LIBOR Loans and Letter of Credit Fees), (0.25%); (ii) with respect to LIBOR Loans, 1.25%; and (iii) with respect to Letter of Credit Fees, 1.25%. The Applicable Margin shall be adjusted (up or down) as provided below each fiscal quarter based on the Fixed Charge Coverage Ratio for the immediately preceding 12-month period, as determined based on the following grid:

Level	Fixed Charge Coverage Ratio	Base Rate Loans	LIBOR Loans	Letter of Credit Fees
I	< 1.00 to 1.00	0.25%	1.75%	1.75%
II	> 1.00 to 1.00 < 1.20 to 1.00	0.125%	1.625%	1.625%
III	> 1.20 to 1.00 < 1.35 to 1.00	zero	1.50%	1.50%
IV	> 1.35 to 1.00 < 1.50 to 1.00	(0.125%)	1.375%	1.375%
V	> 1.50 to 1.00	(0.25%)	1.25%	1.25%

Applicable Margins shall be determined as if Level V were applicable until the delivery of the financial statements for the fiscal quarter ending December 31, 2007. Thereafter, except as otherwise set forth below, any such increase or reduction in the Applicable Margin shall be subject to receipt by the Agent of the applicable financial statements pursuant to Section 5.2 and corresponding certificate, and all adjustments in the Applicable Margin shall be implemented quarterly on the third Business Day after Agent’s receipt of such applicable financial statements and certificate. If the financial statements and the certificate of the Borrowers setting forth the Fixed Charge Coverage Ratio are not received by the Agent by the date required pursuant to Section 5.2, the Applicable Margin shall be determined as if the Fixed Charge Coverage Ratio is less than 1.00 to 1.00 until such time as such financial statements and certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or certificate is waived in writing by the Agent and the Required Lenders; provided, however, that the Agent and the Lenders shall be entitled to accrue and receive (and the Borrowers shall be obligated to pay) interest at the Default Rate to the extent authorized by Section 2.1(b) and, on each date that the Default Rate accrues on any Loan, the Applicable Margin on such date for such Loan shall be the Applicable Margin that would apply if the Fixed Charge Coverage Ratio was less than 1.00 to 1.00 (without regard to the actual Fixed Charge Coverage Ratio on such date). For the final quarter of any Fiscal Year of the Borrowers, the Borrowers may provide the unaudited financial statements of the Borrowers, subject only to year-end adjustments, for the purpose of determining the Applicable Margin, provided that if, upon delivery of the annual audited financial statements required to be submitted by the Borrowers to the Agent pursuant to Section 5.2(a), the Borrowers have not met the criteria for reduction of the Applicable Margin pursuant to the terms hereinabove based on the Fixed Charge Coverage Ratio for the twelve month period ending on the last day of the Fiscal Year then ended, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by the Agent of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had been implemented based upon the audited financial statements of the Borrowers for the final month of the Fiscal Year of the Borrowers then ended, and (b) the Borrowers shall pay to the Agent, for the Pro Rata benefit of the Lenders, on the first day of the month following receipt by the Agent of such audited financial statements, an amount equal to the difference between the amount of interest that would have been paid using the Applicable Margin determined based upon such audited financial statements and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements for the final quarter of the Fiscal Year of the Borrowers then ended.

(d)       By deleting the definition of “Bank Products” in Annex A to the Credit Agreement and replacing it with the following:

“Bank Products” means (a) any credit cards or ACH Transaction services or facilities extended to an obligor by the Bank, by any Affiliate of the Bank, by any Lender or by any Affiliate of any Lender, and (b) any Hedge Agreements extended to an Obligor by any Lender or by any Affiliate of any Lender.

(e)       By deleting the definition of “Stated Termination Date” in Annex A to the Credit Agreement and replacing it with the following:

“Stated Termination Date” means September 30, 2012.

3.         In consideration of the accommodations set forth herein, the Borrowers agree to pay to Agent, for the pro rata benefit of Lenders, a closing fee on the effective date hereof in immediately available funds in an amount equal to $150,000.

4.         The effectiveness of this Amendment is expressly conditioned upon the following:

(a)       the due execution and delivery of this Amendment by each of the parties hereto;

(b)       the delivery to the Agent of such resolutions as the Agent may require in connection with this Amendment;

(c)       the delivery to the Agent of a fully-executed Assignment and Acceptance between The CIT Group/Business Credit, Inc. (“CIT”), as assignor, and Wachovia Bank, National Association, as assignee, and a fully-executed Assignment and Acceptance between CIT, as assignor, and RBS Asset Finance, Inc., through its division RBS Business Capital, as assignee, in form and substance satisfactory to the Agent;

(d)       the delivery to the Agent of a fully-executed fee letter among the Agent and PSS, as Borrower Agent, in form and substance satisfactory to the Agent; and

(e)       the delivery to the Agent of such affidavits and other items as the Agent may require evidencing that this Amendment has been executed and delivered by Borrowers and Guarantors outside of the State of Florida.

5.         To induce the Agent and the Lenders to enter into this Amendment, Borrowers and Guarantors hereby represent and warrant that, as of the date hereof, there exists no Default or Event of Default under the Credit Agreement.

6.         Borrowers and Guarantors hereby restate, ratify, and reaffirm each and every term, condition, representation and warranty heretofore made by each of them under or in connection with the execution and delivery of the Credit Agreement, as modified hereby, and the other Loan Documents, as fully as though such representations and warranties had been made on the date hereof and with specific reference to this Amendment, except to the extent that any such representation or warranty relates solely to a prior date.

7.         Except as expressly set forth herein, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect as originally written, and shall constitute the legal, valid, binding and enforceable obligations of Borrowers and Guarantors to the Agent and the Lenders.

8.         Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Loan Documents and any other transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel to the Agent.

9.         Borrowers and Guarantors agree to take such further action as the Agent shall reasonably request in connection herewith to evidence the agreements herein contained.

10.       This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

11.       This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns, and legal representatives, of the parties hereto.

12.       This Amendment shall be governed by, and construed in accordance with, the laws of the State of Georgia.

[Signatures commence on following page.]

            IN WITNESS WHEREOF, Borrowers, Guarantors, the Agent and the Lenders have caused this Seventh Amendment to be duly executed as of the date first above written.

BORROWERS:	PSS WORLD MEDICAL, INC. By:___________________________________ Name: David D. Klarner Title: Vice President
GULF SOUTH MEDICAL SUPPLY, INC. By:_________________________________ Name: David D. Klarner Title: Vice President
PHYSICIAN SALES & SERVICE LIMITED PARTNERSHIP By: PSS World Medical, Inc., Its general partner By:____________________________ Name: David D. Klarner Title: Vice President
WORLDMED SHARED SERVICES, INC. By:_________________________________ Name: David D. Klarner Title: Vice President
GUARANTORS:	PSS HOLDING, INC. By:_________________________________ Name: David D. Klarner Title: Vice President
PSS SERVICE, INC. By:_________________________________ Name: David D. Klarner Title: Vice President
[Signatures continued on following page.]

PHYSICIAN SALES & SERVICE, INC. By:_________________________________ Name: David D. Klarner Title: Vice President
PROCLAIM, INC. By:_________________________________ Name: David D. Klarner Title: Vice President
ANCILLARY MANAGEMENT SOLUTIONS, INC. By:_________________________________ Name: David D. Klarner Title: Vice President
THRIFTYMED, INC. By:_________________________________ Name: David D. Klarner Title: Vice President

[Signatures continued on following page.]

LENDERS:	BANK OF AMERICA, N.A. By: _________________________________ Name: _______________________________ Title: ________________________________
GENERAL ELECTRIC CAPITAL CORPORATION By:_________________________________ Name:_______________________________ Title:________________________________
WACHOVIA BANK, NATIONAL ASSOCIATION By:_________________________________ Name:_______________________________ Title:________________________________
RBS ASSET FINANCE, INC., through its division RBS Business Capital By:_________________________________ Name:_______________________________ Title:________________________________
AGENT:	BANK OF AMERICA, N.A., as Agent By:_________________________________ Name:_______________________________ Title:________________________________